UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2007

NEONODE INC.
(Exact name of registrant as specified in its charter)

Delaware	0-8419	94-1517641
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

Biblioteksgatan 11 S111 46 Stockholm, Sweden
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +468 678 18 50 — Sweden (925) 355-7700 — USA

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Neonode Inc. is filing this Form 8-K/A solely to file Item 4.01 to disclose changes in Neonode’s certifying accountant and attach Exhibit 16.1.  No other information contained in the Form 8-K is amended by this Form 8-K/A. All information contained in this Amendment No. 1 to Form 8-K is as of the original filing date of the Form 8-K dated August 10, 2007, and filed on August 13, 2007, and does not reflect any subsequent information or events other than as described above.

Item 4.01 Changes in Registrant’s Certifying Accountant.

Previous Independent Accountant

On August 10, 2007, upon the closing of the merger, the shareholders of Cold Winter became the majority stockholders of Neonode. The merger will be treated as a “reverse acquisition” for accounting purposes and as such, the historical financial statements of the accounting acquirer, Cold Winter, become the historical financial statements of Neonode. Because Cold Winters’s independent registered public accounting firm, Öhrlings PricewaterhouseCoopers AB, or PwC, was different from Neonode’s independent registered public accounting firm, BDO Seidman, LLP, or BDO, there has been a change in Neonode’s independent registered public accounting firm as a result of the merger. However, BDO will complete its review of the Neonode’s interim financial statements for the period ended July 31, 2007 and for the nine-month period then ended and will complete its engagement with Neonode upon the filing of Neonode’s Form 10-Q for the period ended July 31, 2007 with the Securities and Exchange Commission. Although PwC effectively became Neonode’s independent registered public accounting firm as of the effective time of the merger, notwithstanding BDO’s continued engagement until the filing of Neonode’s filing of it quarterly report on Form 10-Q for the quarter ended July 31, 2007, the audit committee of the board of directors of Neonode is in the process of determining whether it is in the best interest of Neonode and its stockholders to continue engage PwC going forward. If the audit committee or the board of directors of Neonode determines not to continue to engage PwC, Neonode will file a current report on Form 8-K announcing the termination of the engagement and the appointment of a new independent registered public accounting firm.

BDO’s report on the financial statements of Neonode for each of the past two fiscal years ended October 31, 2005 and 2006, did not contain any adverse opinion or disclaimer of opinion and was not qualified as audit scope or accounting principles.

During the two most recent fiscal years ended October 31, 2005 and 2006, and the interim period from the date of the last audited financial statements to April 30, 2007, (i) there were no disagreements between Neonode and BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement in connection with its reports and (ii) there were no “reportable events,” as described in Item 304(a)(1)(v) of Regulation S-K of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The decision to replace BDO was not the result of any disagreement between Neonode and BDO on any matter of accounting principle or practice, financial statement disclosure or audit procedure.

We furnished BDO with a copy of this report prior to filing this report with the SEC. We also requested that BDO furnish a letter addressed to the SEC stating whether it agrees with the statements made in this report.  A copy of BDO’s letter to the SEC is filed with this report as Exhibit 16.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
16.1	Letter Regarding Change in Certifying Accountant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 15, 2007

Neonode Inc.

By:	/s/ David Brunton
David Brunton
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
16.1	Letter Regarding Change in Certifying Accountant